Exhibit 99.4

Letter to Clients

HALLIBURTON COMPANY

Offer to Exchange Up to
135,627,000 Shares of Common Stock of
KBR, INC.

Which are Owned by Halliburton Company for
Outstanding Shares of Common Stock of
HALLIBURTON COMPANY

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 29, 2007 UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED.

March 2, 2007

To Our Clients:

Enclosed for your consideration are the Prospectus — Offer to Exchange, dated March 2, 2007, as may be amended from time to time (the “Prospectus — Offer to Exchange”), and the related letter of transmittal, as may be amended from time to time (the “Letter of Transmittal”), which together constitute the offer by Halliburton Company, a Delaware corporation (“Halliburton”), to exchange up to 135,627,000 shares of common stock, par value $0.001 per share (“KBR common stock”), of KBR, Inc., a Delaware corporation (“KBR”), in the aggregate for outstanding shares of Halliburton common stock, par value $2.50 per share (“Halliburton common stock”), that are validly tendered and not properly withdrawn in the exchange offer.
We are the holder of record (directly or indirectly) of shares of Halliburton common stock held for your account. As such, only we can tender those shares as the holder of record and only pursuant to your instructions. We are furnishing to you the enclosed Letter of Transmittal for your information only. You cannot use such Letter of Transmittal to tender shares of Halliburton common stock we hold for your account.
Please instruct us as to whether you wish us to tender any or all of the shares of Halliburton common stock we hold for your account, on the terms and subject to the conditions set forth in the Prospectus — Offer to Exchange and the related Letter of Transmittal.
We direct your attention to the following:
1. Halliburton is offering to exchange up to 135,627,000 shares of KBR common stock in the aggregate for outstanding shares of Halliburton common stock validly tendered and not properly withdrawn prior to the expiration of the exchange offer. If the offer is oversubscribed, tendered shares of Halliburton common stock will be accepted on a pro rata basis, in proportion to the number of shares tendered, except as described in the Prospectus — Offer to Exchange.
2. Halliburton’s obligation to accept shares of Halliburton common stock tendered in the exchange offer is subject to certain conditions specified in the Prospectus — Offer to Exchange, which you should review in detail.
3. Neither Halliburton nor KBR will indemnify any individual stockholder for any taxes that may be incurred in connection with the exchange offer.
If you wish to have us tender any or all of your shares of Halliburton common stock, please instruct us to do so by completing, executing and returning to us the instruction form contained in this letter. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your shares of Halliburton common stock, we will tender all of your shares of Halliburton common stock unless otherwise specified in your instruction form. Please forward your instructions to us as promptly as possible (but no later than three business days prior to the expiration of the exchange offer) in order to permit us to tender your shares of Halliburton common stock in accordance with the provisions of the exchange offer. Shares of Halliburton common stock tendered pursuant to the exchange offer may be withdrawn, subject to the procedures described in the Prospectus — Offer to Exchange, at any time prior to the expiration of the exchange offer and, if not previously accepted by Halliburton pursuant to the exchange offer, after the expiration of 40 business days from the commencement of the exchange offer.
The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on March 29, 2007, unless the exchange offer is extended or terminated.

Instructions with Respect to
HALLIBURTON COMPANY
Offer to Exchange Up to
135,627,000 Shares of Common Stock of
KBR, INC.

Which are Owned by Halliburton Company for
Outstanding Shares of Common Stock of
HALLIBURTON COMPANY

The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus — Offer to Exchange, dated March 2, 2007, as may be amended from time to time (the “Prospectus — Offer to Exchange”), and the related letter of transmittal, as may be amended from time to time (the “Letter of Transmittal”), which together constitute the offer by Halliburton Company, a Delaware corporation (“Halliburton”), to exchange up to 135,627,000 shares of common stock, par value $0.001 per share (“KBR common stock”), of KBR, Inc., a Delaware corporation (“KBR”), in the aggregate for outstanding shares of Halliburton’s common stock, par value $2.50 per share (“Halliburton common stock”), that are validly tendered and not properly withdrawn.

The undersigned instructs you to tender the number of shares of Halliburton common stock indicated below (or, if no number is indicated below, all shares) you hold (directly or indirectly) for the account of the undersigned, on the terms and subject to the conditions set forth in the Prospectus — Offer to Exchange and the related Letter of Transmittal.

Account Number:

Number of shares of Halliburton common stock to be tendered*:

ODD-LOTS

☐	By checking this box, I represent that I own (other than through my participation in the [Halliburton benefit plans]) beneficially and of record less than 100 shares of Halliburton common stock and am tendering all my shares of Halliburton common stock and that I desire not to be subject to proration.

Dated:
Signature(s)
Please type or print your name(s) here
Please type or print address
Area code and telephone number
Tax Identification or Social Security Number(s)

*	Unless otherwise indicated, it will be assumed that all shares of Halliburton common stock we hold for your account are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT. DO NOT RETURN THIS FORM TO HALLIBURTON, KBR, THE DEALER MANAGERS, THE EXCHANGE AGENT OR THE INFORMATION AGENT. DELIVERY TO ANY OF SUCH OTHER PERSONS WILL NOT CONSTITUTE A VALID DELIVERY.

IMPORTANT — IF YOU ARE INSTRUCTING US TO TENDER SHARES OF HALLIBURTON
COMMON STOCK, THEN YOU MUST PROVIDE THE AGGREGATE OWNERSHIP INFORMATION
REQUESTED BELOW

AGGREGATE OWNERSHIP INFORMATION

STOCKHOLDERS MUST CHECK EITHER THE BOX MARKED “YES” OR “NO” BELOW.

SEE PAGE 4 HEREOF WHICH PROVIDES AN EXPRESS ASSUMPTION OF LIABILITY WITH RESPECT TO THE INFORMATION PROVIDED PURSUANT TO THIS SECTION.

Instructions:

1. For purposes of this section, you should assume that there will be no proration in the exchange offer and that each share of Halliburton common stock tendered will be exchanged for 1.5905 shares of KBR common stock.

2. In calculating your ownership of KBR common stock for purposes of this section, you must include shares of KBR common stock owned by any person with whom you are or were acting pursuant to a plan or arrangement with respect to the acquisition of KBR common stock, including shares now owned by such person, shares to be acquired by such person in the exchange offer and shares to be acquired by such person apart from the exchange offer.

☐	YES. I/We intend to own, directly or indirectly, individually, beneficially or otherwise, 8,382,150 or more shares of KBR common stock upon consummation of the exchange offer.

☐	NO. I/We do not intend to own, directly or indirectly, individually, beneficially or otherwise, 8,382,150 or more shares of KBR common stock upon consummation of the exchange offer.

IF YOU CHECKED THE BOX MARKED “YES”, YOU MUST PROVIDE THE FOLLOWING INFORMATION:

How many shares of KBR common stock do you currently own, directly or indirectly, individually, beneficially or otherwise? _ _

How many additional shares of KBR common stock do you intend to acquire by purchase or otherwise, to be owned directly or indirectly, individually, beneficially or otherwise, upon or before completion of the exchange offer? (Do not include shares to be received pursuant to the exchange offer.) _ _

How many shares of KBR common stock are currently owned, directly or indirectly, individually, beneficially or otherwise, by any person with whom you are or were acting pursuant to a plan or arrangement with respect to the acquisition of KBR common stock? _ _

How many additional shares of KBR common stock are intended to be acquired by purchase or otherwise, to be owned directly or indirectly, individually, beneficially or otherwise, by any person with whom you are or were acting pursuant to a plan or arrangement upon or before completion of the exchange offer with respect to the acquisition of KBR common stock? (Do not include shares to be received pursuant to the exchange offer.) _ _

How many shares of KBR common stock will be received pursuant to the exchange offer, to be owned directly or indirectly, individually, beneficially or otherwise, by any person with whom you are or were acting pursuant to a plan or arrangement with respect to the acquisition of KBR common stock? _ _

(ATTACH ADDITIONAL SHEETS, AS NECESSARY)

By instructing us to tender shares of Halliburton common stock you understand and acknowledge that the exchange offer is intended to qualify for treatment as a tax-free distribution of shares of KBR common stock pursuant to Section 355 of the Internal Revenue Code, and that to ensure such treatment all persons tendering shares of Halliburton common stock are required to provide the information called for above under “Aggregate Ownership Information.” Accordingly, you hereby represent and warrant to us, Halliburton and to KBR and to the stockholders of Halliburton and KBR that the information you have provided under “Aggregate Ownership Information” is complete and correct. TO THE EXTENT YOU INSTRUCT US TO TENDER SHARES OF HALLIBURTON COMMON STOCK IN VIOLATION OF YOUR REPRESENTATION AND WARRANTY SET FORTH IN THIS PARAGRAPH, YOU HEREBY EXPRESSLY AGREE THAT YOU SHALL BE LIABLE FOR ALL DAMAGES CAUSED THEREBY TO ALL PARTIES (INCLUDING US, HALLIBURTON, KBR AND THEIR RESPECTIVE STOCKHOLDERS) BY REASON OF SUCH BREACH AND YOU ACKNOWLEDGE THAT SUCH DAMAGES MAY BE SUBSTANTIAL.